UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Synopsys, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS
March 23, 2007

To the Stockholders of Synopsys, Inc.:

The following supplements our Proxy Statement sent to you in connection with the Synopsys, Inc. 2007 Annual Meeting of Stockholders:

1.     After the filing of our 2006 Annual Report on Form 10-K, it came to our attention that the last table under the caption “Named Executive Officer Compensation” in the columns of that table under the heading “Value of In-the-Money Options at October 31, 2006 Exercisable/Unexercisable” contained inaccurate information caused by an administrative error. This table was corrected in the Proxy Statement, so please refer to the Proxy Statement when reviewing the information in this table.

2.     In addition to the voting requirements under Delaware law as to the election of directors, as set forth in the Proxy Statement, our Board of Directors has adopted a policy regarding what shall occur in the event that a director received more “withheld” votes than “for” votes. This policy is set forth on our website, and is as follows:

•       In an uncontested election, any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly submit to the Board a letter of resignation following certification of the stockholder vote for consideration by the Corporate Governance Committee.

•       The Corporate Governance Committee shall promptly (i) consider the resignation offer and the appropriate response based on the best interests of the Company and, if known, the reasons for the Majority Withheld Vote, and (ii) make a recommendation to the Board (which may include accepting the resignation, maintaining the director but addressing what the Corporate Governance Committee believes to be the underlying cause of the withheld votes, maintaining the director but resolving that the director will not be re-nominated in the future for election, or rejecting the resignation). The Board will act on the Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Company will publicly disclose the decision reached by the Board and the reasons therefor.

•       Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee or Board deliberations regarding whether to accept the resignation offer. However, if each member of the Corporate Governance Committee received a Majority Withheld Vote at the same election or if the only Directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer Directors, then all Directors may participate in the action regarding whether to accept the resignation offers, with each director who is required to offer his or her resignation in accordance with this policy recusing him or herself from the Corporate Governance Committee’s and Board’s deliberations and voting with respect to his or her individual offer to resign.

Sincerely,

Brian E. Cabrera
Vice President, General Counsel and Corporate Secretary

Mountain View, California
March 9, 2007